Exhibit 10

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
AMENDED AND RESTATED
STOCK PLAN FOR OUTSIDE DIRECTORS
APRIL 15, 2014

I.    PURPOSE

The purpose of this Public Service Enterprise Group Incorporated Stock Plan for Outside Directors is to advance the interests of the Company and its stockholders by assisting the Company in attracting and retaining individuals of superior talent, ability and achievement to serve on its Board of Directors.

II.    DEFINITIONS

The following words and phrases shall have the meanings set forth below unless a different meaning is required by the context:

a)
Adjustment Shares: New or additional or different shares of Common Stock or other securities (other than rights or warrants to purchase securities) received or entitled to be received by an owner of Restricted Stock as a result of a change in capitalization of the Company as set forth in Article VIII hereof.

a)	Annual Meeting: The Annual Meeting of Stockholders of the Company.

c)     Board: The Board of Directors of the Company.

d)	Committee: Those persons who are members of the Board but who are not Outside Directors.

e)	Common Stock: The Common Stock without nominal or par value of the Company.

f)	Company: Public Service Enterprise Group Incorporated, a corporation organized and existing under the laws of the State of New Jersey, or its successor or successors.

g)
Disability: Any physical or mental condition of a permanent nature which, in sole reasonable judgment of the Committee, renders an Outside Director incapable of performing the duties of a member of the Board.

h)	Effective Date: January 1, 1996. The Plan is amended effective April 15, 2014.

i)	Eligible Director: An Outside Director who meets the eligibility requirements for stock awards as set forth in Article IV hereof.

j)	Exchange Act: The Securities and Exchange Act of 1934, as amended, or as it may be amended from time to time.

k)	NYSE: The New York Stock Exchange, Inc.

l)	Outside Director: A member of the Board on or after the Effective Date who never has been employed by the Company or any of its affiliates.

m)	Outside Directors' Pension Plan: The Public Service Enterprise Group Incorporated Pension Plan for Outside Directors Effective January 1, 1989.

n)	Plan: This Public Service Enterprise Group Incorporated Stock Plan for Outside Directors, as it may be amended from time to time.

o)	Restricted Stock: Shares of Common Stock subject to restrictions awarded pursuant to Article IV hereof.

p)	Securities Act: The Securities Act of 1933, as amended, or as it may be amended from time to time.

q)	Service: A Director's service as a member of the Board.

r)
Year of Service: The annual period commencing the day of each Annual Meeting and ending on the day before the next Annual Meeting. For any person first elected a member of the Board after the date of an Annual Meeting, his/her first Year of Service shall commence upon his/her election as a Director and shall end on the day before the next Annual Meeting.

III.    SHARES SUBJECT TO THE PLAN

100,000 shares of Common Stock may be awarded as Restricted Stock pursuant to the terms of this Plan. Such shares may be acquired directly from the Company or, at the discretion of the Company, purchased on the open market by the Company or its agent. In the event that any shares of Restricted Stock shall be forfeited, the shares so forfeited shall again be available for the awarding of Restricted Stock under the Plan.

IV.     RESTRICTED STOCK AWARDS

A.
Upon the commencement of each Year of Service as a member of the Board, each Outside Director shall be granted an award of Restricted Stock in an amount as shall be establish from time to time by the Board of Directors. The date of grant shall be the first business day of the month following the Annual Meeting or the Outside Director's first election as a member of the Board.

B.
Upon the Effective Date of this Plan, (i) each Outside Director who shall have completed five Years of Service as of December 31, 1995 shall be granted an award of shares of Restricted Stock equal to the present value (assuming commencement of payment at age 70) of what his/her vested accrued benefit under the Outside Directors' Pension Plan would have been had he/she terminated Service as of December 31, 1995. The actual number of shares will be determined by dividing said Outside Directors' Pension Plan assumed vested accrued benefit by the closing price of the Common Stock on the NYSE on December 29, 1995 and rounding up to the next whole share; (ii) each Outside Director who shall not have completed five Years of Service as of December 31, 1995 shall be granted an award of shares of Restricted Stock equal in number to 300 times the number of years he/she has been a member of the Board, all as reflected in Schedule A to the Plan.

C.
The award of shares of Restricted Stock, including the restrictions thereon, shall be evidenced by a written instrument in such form and upon such terms and conditions as the Committee shall determine and as are consistent with the following provisions of the Plan:

i)
Upon the retirement of an Outside Director as a member of the Board at the Annual Meeting next following the Outside Director's 70th birthday, the restrictions on the Restricted Stock shall lapse and the Company shall issue to the Outside Director a certificate for the shares which have been awarded to him/her without any legend or restriction of any kind and the Company shall return to the Outside Director or destroy any and all blank stock powers previously provided to it by such Outside Director. With respect to shares of restricted stock outstanding immediately prior to the April 15, 2014 Annual Meeting, upon the retirement of an Outside Director in accordance with the Retirement Policy for Directors under the Corporate Governance Principles in effect at the time of the Outside Director retires (“Retirement Policy”), the restrictions on the Restricted Stock shall lapse and the Company shall issue to the Outside Director a certificate for the shares which have been awarded to him/her without any legend or restriction of any kind and the Company shall return to the Outside Director or destroy any and all blank stock powers previously provided to it by such Outside Director.

ii)
If the service as a member of the Board of an Outside Director who is the recipient of the shares of Restricted Stock terminates for any reason, other than on account of Disability, before the Annual Meeting next following said Outside Director's 70th birthday, such Outside Director shall forfeit any and all rights in and to the shares of Restricted Stock; provided, however, that, the Committee may, for good and valid business reasons, waive such restriction as the Committee deems appropriate.

With respect to shares of restricted stock outstanding immediately prior to the April 15, 2014 Annual Meeting, if the service as a member of the Board of an Outside Director who is the recipient of the shares of Restricted Stock terminates for any reason, other than on account of Disability, before the date specified in the Retirement Policy, such Outside Director shall forfeit any and all rights in and to the shares of Restricted Stock; provided, however, that, the Committee may, for good and valid business reasons, waive such restriction as the Committee deems appropriate.

Notwithstanding any other provision of this Plan, upon the occurrence of a termination of Service following a Change in Control (as defined below), all restrictions on the Restricted Stock shall immediately lapse and be of no effect.

For the purposes of this Plan, "Change in Control" shall mean the occurrence of any of the following events:

a)
any "person" (within the meaning of Section 13(d) of the Exchange Act is or becomes the beneficial owner within the meaning of Rule 13d‑3 under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (c) below; or

b)
the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 15, 1998, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation. relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two‑thirds (2/3) of the directors then still in office who either were directors on December 15, 1998 or whose appointment, election or nomination for election was previously so approved or recom-mended: or

c)
there is consummated a merger or consolidation of the Company or any direct or indirect wholly owned subsidiary of the Company with any other corporation other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

d)
the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing subparagraphs (a), (b), (c) and (d), a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(iii)
Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for the period specified in or in accordance with Section IV(c)(i) and except in accordance with applicable laws and regulations. Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition in contravention of the foregoing shall be null and void and without effect.

(iv)
Shares of Restricted Stock will be issued in the name of the Outside Director receiving the award, but will be held by the Company for the account of such Outside Director (together with a blank stock power which such Outside Director shall execute and deliver to the Company), subject to all of the terms and conditions of the Plan, for the period specified in or in accordance with Section IV(c)(i).

(v)	Except as otherwise provided herein and in the instrument evidencing the award of shares of Restricted Stock, the Outside Director receiving same shall have all rights of a stockholder with respect to shares of Restricted Stock issued in his/her name, including the right to vote and to receive dividends and other distributions.

(vi)
If an Outside Director dies while serving as a member of the Board, and more than six months after the date on which the shares of Restricted Stock were awarded to him have elapsed, the restriction provided for in Section IV(c)(i) shall be deemed to have lapsed immediately prior to death.

(vii)
If an Outside Director, as owner of shares of Restricted Stock, receives or shall be entitled to receive Adjustment Shares, the certificates representing the Adjustment Shares (together with a blank stock power executed by such Outside Director) shall be delivered to and held by the Company, subject to all of the terms and conditions of the Plan, for the period specified in or in accordance with Section IV(c)(i). Any Adjustment Shares shall be Restricted Stock for all purposes of the Plan, subject to the same restrictions as the shares of Restricted Stock to which they relate. If such Participant shall receive rights or warrants with respect to any shares of Restricted Stock or any Adjustment Shares, such rights or warrants may be held, exercised, sold or otherwise disposed of by such Outside Director, and any shares or other securities acquired by such Outside Director as a result of the exercise of such rights or warrants likewise may be held, sold, or otherwise disposed of by such Outside Director, free and clear of any restrictions.

V.    FURTHER CONDITIONS

A.
Unless the shares of Restricted Stock to be awarded under the Plan have been registered with the Securities and Exchange Commission under the Securities Act prior the issuance of the shares of Restricted Stock, the Outside Director receiving such Restricted Stock must represent in writing to the Company that such shares of Common Stock are being acquired for investment purposes only and not with a view towards the further resale or distribution thereof and must supply to the Company such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with the Securities Act.

B.
The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

C.
The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the award of any Restricted Stock, including, but not limited to (i) the withholding of delivery of certificates for shares of Common Stock until the Outside Director reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold or (iii) withholding the amount due from any such Outside Director's other compensation.

VI.    FORFEITURE OF BENEFITS

As long as an Outside Director is receiving or is a recipient of a Restricted Stock Award under the Plan, such Outside Director will not directly or indirectly enter into or in any manner take part in any business or other endeavor, as an employee, agent, independent contractor, owner or otherwise, which in any manner competes or conflicts with the business of the Company or is detrimental to the best interests of the Company, unless the Company consents thereto in writing. The failure of an Outside Director to comply with the provisions of this Article shall result in the forfeiture all Restricted Stock grants under the Plan. Before any such forfeiture, the Company shall mail notice to the Outside Director that consideration is being given to forfeiture pursuant to this Article. On written request of the Outside Director within sixty days following the mailing by the Company of the notice, the Committee shall afford the Outside Director an opportunity to demonstrate to the Committee that forfeiture would not be justified.

VII.    ADMINISTRATION

The Plan shall be administered by the Committee, which shall have full and final authority to interpret the provisions of the Plan and to establish rules and regulations and otherwise make determinations regarding the administration and operation of the Plan. All decisions and determinations by the Committee with respect to the Plan or awards payable thereunder shall be final and binding upon all parties.

VIII.    ADJUSTMENT UPON CHANCES IN CAPITALIZATION

In the event that the outstanding shares of Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Committee in the number of shares of Restricted Stock outstanding

IX.    TERMINATION, MODIFICATION AND AMENDMENT

A.	The Board may, at any time, terminate the Plan or, from time to time, make such modifications or amendments of the Plan as it may deem advisable.

B.	No termination, modification or amendment of the Plan may adversely affect the rights under any outstanding shares of Restricted Stock without the consent of the

Outside Director to whom such shares of Restricted Stock shall have been previously awarded.

X.    NOT A CONTRACT FOR CONTINUED SERVICE

Nothing contained in the Plan or in any restricted stock agreement executed pursuant hereto shall be deemed to confer upon any Outside Director to whom shares of Restricted Stock are or may be awarded hereunder any right to remain a member of the Board or in any way limit the right of the Board or the Stockholders to terminate or fail to renominate or reelect any such Outside Director as a member of the Board.

XI.    MISCELLANEOUS

A.	The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any award or to any Outside Director receiving an award.

B.
Any restricted stock agreement may contain, among other things, provisions prohibiting the Outside Director from competing with the Company or any affiliate in a form or forms acceptable to the Committee, in its sole discretion.

C.	This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New Jersey.

D.
The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Plan. In this Plan, words in the singular number include the plural and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender.

E.	Whenever the time for payment or performance hereunder shall fall on a weekend or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day.